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                                                                EXHIBIT 10.50
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                       AMENDED AND RESTATED R S AGREEMENT

          This AMENDED AND RESTATED R S AGREEMENT (the "Agreement"), dated July 31, 1995, by and among INTERFERON SCIENCES, INC., a Delaware corporation with an office at 783 Jersey Avenue, New Brunswick, New Jersey 08901 ("ISI"), MUNDIPHARMA PHARMACEUTICAL COMPANY, a Bermuda general partnership with an office at Mundipharma House, P.O. Box HM 2332, 14 Par-la-Ville Road, Hamilton HMJX, Bermuda ("MPCO"), and PURDUE PHARMA L.P., a Delaware limited partnership with an office at 100 Connecticut Avenue, Norwalk, Connecticut 06850-3590 ("Purdue Pharma"),

                             W I T N E S S E T H :

          WHEREAS, ISI and MPCO are parties to an Amended and Restated Distribution Agreement dated June 14, 1991, as amended by letter agreement dated May 24, 1993, Amendment dated January 26, 1994, Amendment dated March 29, 1995 and Amendment dated the date hereof (the "MPCO Agreement"); and

          WHEREAS, ISI and Purdue Pharma are parties to a Distribution
Agreement dated June 14, 1991, as amended by Amendment dated January 26, 1994, Amendment dated March 29, 1995 and Amendment dated the date hereof (the "Purdue Pharma Agreement"); and
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          WHEREAS, the parties hereto desire to amend and restate the Agreement subject to the provisions of Section 12(a) hereof;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

          1. Definitions. Except as otherwise defined herein, capitalized terms used herein without definition shall have the same respective meanings as provided in the MPCO Agreement and the Purdue Pharma Agreement.

          2.  Minimum Total Sales and Effective Date.

              (a)  Minimum Total Sales.

                   (i) Notwithstanding the provisions of Section 2(b) of the MPCO Agreement and the Purdue Pharma Agreement, so long as the aggregate amount of Total Sales under the MPCO Agreement and the Purdue Pharma Agreement in any two consecutive Annual Periods is equal to or greater than the aggregate amount of Minimum Total Sales under the MPCO Agreement and the Purdue Pharma Agreement for such Annual Periods, then (A) ISI shall not be entitled to give MPCO or Purdue Pharma a Non-Exclusivity Notice, (B) each of MPCO and Purdue Pharma shall remain exclusive distributors, and (C) neither MPCO nor Purdue Pharma shall be required to make any payment to ISI pursuant to Section 2(b) of the MPCO Agreement or the



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Purdue Pharma Agreement, as the case may be.  For example, minimum Total Sales under the Purdue Pharma Agreement for the second and third Annual Periods are $900,000 and $1,350,000, respectively, and minimum Total Sales under the MPCO Agreement for the second and third Annual Periods are $100,000 and $150,000, respectively. If Purdue Pharma's Total Sales for the second and third Annual Periods are $600,000 and $1,000,000, respectively, and MPCO's Total Sales for the second and third Annual Periods are $400,000 and $500,000, respectively, then ISI shall not be entitled to give Purdue Pharma a Non-Exclusivity Notice, Purdue Pharma shall remain an exclusive distributor and Purdue Pharma shall not be required to make any payment to ISI pursuant to Section 2(b) of the Purdue Pharma Agreement.

                   (ii) The provisions of Section 2(b) of the MPCO Agreement and the Purdue Pharma Agreement to the contrary notwithstanding, in the event that ISI gives one or both of MPCO and Purdue Pharma a Non-Exclusivity Notice in accordance with the provisions of Section 2(b) of the MPCO Agreement and/or the Purdue Pharma Agreement, as the case may be, MPCO and Purdue Pharma shall be required to pay the aggregate amount of $250,000 to ISI within the time period set forth in said Section 2(b) or both MPCO and Purdue Pharma shall become non-Exclusive Distributors of Products in their respective Territories.



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              (b)  Effective Date for Returned Countries.  Notwithstanding the
definition of the "Effective Date" contained in Section 2(d) of the MPCO Agreement, "Effective Date" shall mean for purposes of the MPCO Agreement the Offering Completion Date (as defined in Section 11(a) below).

              (c) 3% Royalty. Notwithstanding the provisions of Section 2(e) of the MPCO Agreement, if Purdue Pharma and MPCO shall Opt-In, ISI shall pay MPCO the Royalty at the rate of 3% until MPCO has received an aggregate royalty of $5,000,000 and at the rate of 1% thereafter for the life of the Products.

          3. Condition to Obligation to Purchase Vials. Notwithstanding the provisions of the first sentence of Section 4(e) of the Purdue Pharma Agreement, with respect to the balance of the 45,000 Vials outstanding on the date hereof due to be purchased by Purdue Pharma from ISI for $45 per Vial, payable $35 upon delivery to Purdue Pharma and $10 upon sale by Purdue Pharma (the "45,000 Vial Order"), the following provisions shall apply: (a) with respect to the 9,507 Vials remaining on the date hereof to be delivered to Purdue Pharma from the 45,000 Vial Order, (i) Purdue Pharma shall pay ISI $25 per Vial out of the $45 per Vial purchase price upon delivery of the 9,507 Vials; provided, however, that ISI shall not



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deliver any of the 9,507 Vials to Purdue Pharma during the month of August
1995, (ii) ISI shall add the balance of $20 per Vial remaining out of the $45 per Vial purchase price to the Cumulative Difference (as defined in the Purdue Pharma Agreement), and (iii) Purdue Pharma shall have no obligation to pay the balance of $20 per Vial remaining out of the $45 per Vial purchase price to ISI, and (b) with respect to the 5,223 Vials held on the date hereof in Purdue Pharma's inventory from the 45,000 Vial Order, at such time as such 5,223 Vials are sold by Purdue Pharma, (i) ISI shall add $10 for each such Vial sold to the Cumulative Difference and (ii) Purdue Pharma shall have no obligation to pay $10 per Vial to ISI upon the sale of such 5,223 Vials.

          4. Failure of ISI to Supply Products. In the event that ISI is in default under the MPCO Agreement of ISI's supply obligations for the Products such that MPCO is entitled to exercise the remedies specified in Section 5 of the MPCO Agreement, then Purdue Pharma shall also be entitled to exercise the remedies specified in Section 5 of the Purdue Pharma Agreement notwithstanding the fact that ISI is not in default under the Purdue Pharma Agreement of ISI's supply obligations for the Products. In the event that ISI is in default under the Purdue Pharma Agreement of ISI's supply obligations for the



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Products such that Purdue Pharma is entitled to exercise the remedies specified in Section 5 of the Purdue Pharma Agreement, then MPCO shall also be entitled to exercise the remedies specified in Section 5 of the MPCO Agreement notwithstanding the fact that ISI is not in default under the MPCO Agreement of ISI's supply obligations for the Products.

          5.  Price.

              (a) The Base Price and the adjusted Base Price, as the case may be, for the Preparation charged by ISI to each of MPCO and Purdue Pharma shall at all times be the same.

              (b) With respect to the provisions of Section 6(g) of the Purdue Pharma Agreement, ISI, Purdue Pharma, MPCO, PF, Banela and Runham expressly confirm and agree that (i) the consideration for the reduced price of $25 per Vial is (A) The Purdue Frederick Company's ("PF") agreement to terminate on the Offering Completion Date the Agreement dated January 26, 1994 between ISI and PF, as amended by Amendment dated March 29, 1995 (the "PF Agreement"), (B) Banela Corporation's ("Banela") and Runham Corporation's ("Runham") agreement to terminate on the Offering Completion Date the Agreement dated January 26, 1994 between ISI and Banela and Runham, as amended by Amendment dated March 29, 1995 (the



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"Stockholders' Agreement") and (C) MPCO's agreement that the Effective Date shall be the Offering Completion Date and (ii) Purdue Pharma's cumulative savings after the date hereof on its cost for Vials is intended to be $2,529,133 (less the amount of any proceeds received by PF, Banela and Runham for any sales of ISI Common Stock owned by them on the date hereof and any amount paid by ISI to Purdue Pharma pursuant to Section 7(b)(ii)(A) or Section 8(a) hereof) which is the aggregate balance owed by ISI to PF under the PF Agreement and to Banela and Runham under the Stockholders' Agreement on the date hereof. ISI, Purdue Pharma, MPCO, PF, Banela and Runham hereby further expressly confirm and agree that a breach by ISI of any of its obligations under the Purdue Pharma Agreement, the MPCO Agreement or this Agreement, including, but not limited to, a breach by virtue of rejection under Section 365 of the Bankruptcy Code, (i) shall give rise to damages and losses suffered by Purdue Pharma, MPCO, PF, Banela and Runham in an amount equal to $2,529,133 less the aggregate of (x) the Cumulative Difference plus (y) the aggregate amount of any proceeds received by PF, Banela and Runham from any sales of ISI Common Stock owned by them on the date hereof plus (z) any amount paid by ISI to Purdue Pharma pursuant to Section 7(b)(ii)(A) or Section 8(a) hereof and
(ii) shall automatically terminate the prohibitions



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contained in PF's, Banela's and Runham's letter agreements with ISI dated the date hereof against the sale or other disposition by PF, Banela and Runham of their respective shares of ISI Common Stock owned by them on the date hereof without the consent of ISI during the period from the date hereof until December 31, 1996, and from the date of any such breach or rejection PF, Banela and Runham shall be free to sell or otherwise dispose of their respective shares of ISI Common Stock owned by them on the date hereof without any restriction by ISI.

          6.  Clinical Trials.

              (a) Notwithstanding the provisions of Section 8(b) of the MPCO Agreement and the Purdue Pharma Agreement, (i) the aggregate number of monitoring visits to be conducted under both the MPCO Agreement and the Purdue Pharma Agreement shall be two, (ii) the aggregate estimated cost of such monitoring under both agreements is $100,000 and (iii) the aggregate amount of ISI's reimbursement obligation under both agreements is $50,000.

              (b) Notwithstanding the provisions of Section 8(c) of the MPCO Agreement and the Purdue Pharma Agreement, (i) the aggregate grants under the Current Clinical Studies under both the MPCO Agreement and the Purdue Pharma Agreement do not exceed $1,050,000, and



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(ii) the aggregate amount under both agreements of $317,695 has been paid prior to the Amendment Date.

              (c) Notwithstanding the provisions of Section 8(d) of the MPCO Agreement and the Purdue Pharma Agreement, (i) only one of each of the studies listed in said Section 8(d) shall be required under both the MPCO Agreement and the Purdue Pharma Agreement and (ii) ISI shall pay for 50 percent of the costs of such studies and MPCO and/or Purdue Pharma shall pay for the remaining 50 percent of such costs in accordance with the provisions of said Section 8(d).

              (d) Notwithstanding the provisions of Section 8(e) of the MPCO Agreement and the Purdue Pharma Agreement, ISI shall be responsible for the payment of the aggregate amount of $15,000 under both the MPCO Agreement and the Purdue Pharma Agreement for any claims made against MPCO and/or Purdue Pharma.

          7. Other Products. Notwithstanding the provisions of Section 9 of the MPCO Agreement and the Purdue Pharma Agreement:

              (a) Neither MPCO nor Purdue Pharma shall be entitled to Opt-In or exercise the New Product Option unless each of MPCO and Purdue Pharma simultaneously Opts-In or exercises its New Product Option, as the case may be, and simultaneously pays to ISI the applicable



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Specified Percentage in accordance with the provisions of Section 9 of the MPCO
Agreement in the case of MPCO and the Purdue Pharma Agreement in the case of Purdue Pharma; and

              (b) Notwithstanding the provisions of Section 9 of the MPCO Agreement and the Purdue Pharma Agreement, ISI shall not be entitled to exercise its Buy-Out Option under Section 9(b)(iv) of the MPCO Agreement or the Purdue Pharma Agreement unless (i) ISI simultaneously exercises its Buy-Out Option under Section 9(b)(iv) of each of the MPCO Agreement and the Purdue Pharma Agreement, and (ii) in the event that the aggregate of (x) the Cumulative Difference plus (y) the aggregate amount of any proceeds received by PF, Banela and Runham from any sales of ISI Common Stock owned by them on the date hereof is less than $2,529,133, (A) ISI first pays the difference between such aggregate and $2,529,133 to Purdue Pharma in immediately available funds, and (B) in lieu of paying the aggregate Buy-Out Price to MPCO and Purdue Pharma, ISI pays the balance of the aggregate Buy-Out Price remaining after the payment specified in this Section 7(b)(ii)(A) 60% to MPCO and 40% to Purdue Pharma, (C) ISI simultaneously pays all amounts due under this Section 7(b)(ii) to MPCO and Purdue Pharma and (D) ISI agrees to pay each of MPCO and the Purdue Pharma the contract price calculated pursuant to



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Section 6(a) of the MPCO Agreement or the Purdue Pharma Agreement, as the case may be, for any unsold Vials remaining in inventory three months after ISI's exercise of the Buy-Out Option to the extent such Vials were purchased by or delivered to MPCO or Purdue Pharma, as the case may be, after the date hereof or (iii) in the event that the aggregate of (x) the Cumulative Difference plus
(y) the aggregate amount of any proceeds received by PF, Banela and Runham from any sales of ISI Common Stock owned by them on the date hereof exceeds $2,529,133, (A) in lieu of paying the aggregate Buy-Out Price to MPCO and Purdue Pharma, ISI pays the balance of the aggregate Buy-Out Price remaining after deduction of the excess amount described in this Section 7(b)(iii) 60% to MPCO and 40% to Purdue Pharma, (B) ISI simultaneously pays all amounts due under this Section 7(b)(iii) to MPCO and Purdue Pharma and (C) ISI agrees to pay MPCO and Purdue Pharma the contract price calculated pursuant to Section 6(a) of the MPCO Agreement or the Purdue Pharma Agreement, as the case may be, for any unsold Vials remaining in inventory three months after ISI's exercise of the Buy-Out Option to the extent such Vials were purchased by or delivered to MPCO or Purdue Pharma, as the case may be, after the date hereof. In the event that ISI exercises its Buy-Out Option under Section 9(b)(iv) of each of the MPCO Agreement and the Purdue Pharma Agreement and satisfies



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the conditions set forth in the preceding sentence, then PF, Banela and Runham shall deliver to ISI the balance, if any, of their shares of ISI Common Stock owned by them on the date hereof. By way of example, if ISI desires to exercise its Buy-Out Option under Section 9(b)(iv) of the Purdue Pharma Agreement on November 15, 1995 at the Buy-Out Price of $10,000,000 and on such date the Cumulative Difference is $129,133 and PF, Banela and Runham have not sold any shares of ISI Common Stock owned by them on the date hereof, ISI shall be required to make the following simultaneous payments: (i) $2,400,000 to Purdue Pharma, (ii) $4,560,000 to MPCO (being 60% of $7,600,000, the amount remaining of the aggregate $10,000,000 Buy-Out Price after payment of the amount specified in clause (i) of this sentence) and (iii) $3,040,000 to Purdue Pharma (being 40% of $7,600,000, the amount remaining of the aggregate $10,000,000 Buy-Out Price after payment of the amounts specified in clause (i) of this sentence). In addition, if on February 15, 1996 Purdue Pharma has an inventory consisting of 10,000 Vials purchased after the date hereof and the contract price for such Vials calculated pursuant to Section 6(a) of the Purdue Pharma Agreement is $60 per Vial, and MPCO has no remaining inventory on such date, ISI shall pay Purdue Pharma $600,000 for its remaining inventory of 10,000 Vials.



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          8.  ISI's Option.  Notwithstanding the provisions of Section 19 of the MPCO Agreement and Section 20 of the Purdue Pharma Agreement, ISI shall not be entitled to exercise its option granted under said Sections during the period commencing on the date hereof and ending on December 31, 1996 unless (a) in the event that the aggregate of the Cumulative Difference plus the aggregate amount of any proceeds received by PF, Banela and Runham from any sales of ISI Common Stock owned by them on the date hereof is less than $2,529,133, ISI first pays Purdue Pharma the difference between such aggregate and $2,529,133 in immediately available funds and (b) ISI simultaneously exercises its option under Section 19 of the MPCO Agreement and Section 20 of the Purdue Pharma Agreement, and (c) ISI simultaneously (i) issues the 350,000 Option Shares or the 750,000 Option Shares, as the case may be, to MPCO, (ii) pays MPCO $2,500,000 in immediately available funds; provided, however, that in the event that the aggregate of (x) the Cumulative Difference plus (y) the aggregate amount of any proceeds received by PF, Banela and Runham from any sales of ISI Common Stock owned by them on the date hereof exceeds $2,529,133, then such excess amount shall be credited towards ISI's required $2,500,000 payment to MPCO, and (iii) pays all amounts due to Purdue Pharma under Section 20(b) of the Purdue Pharma Agreement;



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provided, however, that in the event that ISI elects pursuant to Section 20(b)
of the Purdue Pharma Agreement to have Purdue Pharma continue to market Alferon N Injection for up to six months following the closing of the exercise of ISI's option, then the provisions of this clause (iii) shall not apply, but in lieu thereof ISI shall promptly purchase Purdue Pharma's Post-July 31, 1995 Inventory remaining at the end of such marketing period at the price specified in Section 20(b) of the Purdue Pharma Agreement. In the event that ISI exercises its option pursuant to Section 19 of the MPCO Agreement and Section 20 of the Purdue Pharma Agreement and satisfies the conditions set forth in the preceding sentence, then PF, Banela and Runham shall deliver to ISI the balance, if any, of their shares of ISI Common Stock owned by them on the date hereof.

          9.  Termination.

              (a) MPCO may terminate the MPCO Agreement on 90-days' written notice to ISI in the event of a material breach by ISI of any of the terms of the Purdue Pharma Agreement unless during said 90-day period such breach is cured, or best efforts have been made to begin to cure such breach and the breach is then cured within a reasonable time thereafter. Purdue Pharma may terminate the Purdue Pharma Agreement on 90-days' written notice to



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ISI in the event of a material default by ISI of any of the terms of the MPCO
Agreement unless during said 90-day period such breach is cured, or best efforts have been made to begin to cure such breach and the breach is then cured within a reasonable time thereafter.

              (b) ISI may terminate the MPCO Agreement on 90-days' written notice to MPCO in the event of a material breach by Purdue Pharma of any of the terms of the Purdue Pharma Agreement unless during said 90-day period such breach is cured, or best efforts have been made to begin to cure such breach and the breach is then cured within a reasonable time thereafter. ISI may terminate the Purdue Pharma Agreement on 90-days' written notice to Purdue Pharma in the event of a material default by MPCO of any of the terms of the MPCO Agreement unless during said 90-day period such breach is cured, or best efforts have been made to begin to cure such breach and the breach is then cured within a reasonable time thereafter.

              (c)  The provisions of Section 15(c) of the MPCO Agreement and
Section 16(c) of the Purdue Pharma Agreement to the contrary notwithstanding, in the event that ISI gives one or both of MPCO and Purdue Pharma a termination notice in accordance with the provisions of Section 15(c) of the MPCO Agreement and/or Section 16(c) of the Purdue Pharma Agreement, as the case may be, MPCO



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and Purdue Pharma shall be required to pay the aggregate amount of $250,000 to
ISI within the time period set forth in said Section 15(c) of the MPCO Agreement and/or Section 16(c) of the Purdue Pharma Agreement, as the case may be, or both the MPCO Agreement and the Purdue Pharma Agreement shall terminate within 60 days of the giving of such termination notice.

          10. Remedies. Each of the parties hereto shall be entitled to assert under this Agreement, or under either one or both of the MPCO Agreement and the Purdue Pharma Agreement to which it is a party, any remedy which it would otherwise have been entitled to assert under such agreement if the separate agreements contained in this Agreement, the MPCO Agreement and the Purdue Pharma Agreement had been incorporated into one agreement.

          11.  MISCELLANEOUS.

               (A) THIS AGREEMENT SHALL ONLY BE EFFECTIVE IF AND WHEN ISI OBTAINS BETWEEN JULY 31, 1995 AND AUGUST 31, 1995 (THE "OFFERING COMPLETION DATE") $7,800,000 OR MORE IN GROSS PROCEEDS TO ISI FROM ISI'S CURRENTLY PROPOSED UNDERWRITTEN REGISTERED PUBLIC OFFERING OF SHARES OF ISI'S COMMON STOCK. ISI REPRESENTS AND WARRANTS TO, AND COVENANTS WITH, MPCO AND PURDUE PHARMA THAT THE NET PROCEEDS OBTAINED BY ISI PURSUANT TO



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THE PRECEDING SENTENCE WILL ONLY BE USED FOR THE FOLLOWING PURPOSES:  RESEARCH,
DEVELOPMENT AND CLINICAL TRIALS OF ISI'S PRODUCTS, REPAYMENT OF INDEBTEDNESS, WORKING CAPITAL AND GENERAL CORPORATE PURPOSES; IT BEING UNDERSTOOD THAT ISI SHALL ALLOCATE A PORTION OF SUCH PROCEEDS TO THE OPERATION OF ITS MANUFACTURING FACILITY IN SUCH AMOUNT AS SHALL BE NEEDED TO ENABLE ISI TO CONTINUOUSLY SUPPLY VIALS TO PURDUE PHARMA AND MPCO PURSUANT TO THE PROVISIONS OF THE PURDUE PHARMA AGREEMENT AND THE MPCO AGREEMENT, RESPECTIVELY; AND, IT BEING FURTHER
UNDERSTOOD THAT ISI SHALL NOT REPAY MORE THAN $1,600,000 OF ITS INDEBTEDNESS FROM THE PROCEEDS OF SUCH PUBLIC OFFERING PLUS ANY ADDITIONAL ADVANCES (NOT TO EXCEED $500,000) INCURRED AFTER THE DATE HEREOF. IF ISI FAILS TO OBTAIN $7,800,000 OR MORE ON OR BEFORE THE OFFERING COMPLETION DATE, THIS AGREEMENT SHALL BE NULL AND VOID, AND THE AMENDED AND RESTATED R S AGREEMENT, DATED JANUARY 26, 1994, AMONG ISI, MPCO AND PURDUE PHARMA, AS AMENDED BY AMENDMENT DATED MARCH 29, 1995, SHALL CONTINUE IN FULL FORCE AND EFFECT AS IF THIS AGREEMENT HAD NEVER EXISTED.

               (b) All notices and communications required or permitted by this Agreement shall be in writing and shall be deemed to be duly given if delivered or sent in accordance with the provisions of the MPCO



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Agreement or the Purdue Pharma Agreement, as the case may be.

               (c) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

               (d) This Agreement may be executed in counterparts each of which when so executed and delivered shall constitute an original and all of which together shall constitute one and the same instrument.

               (e) This Agreement, the MPCO Agreement and the Purdue Pharma Agreement contain the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, supersede all prior oral and written understandings and agreements relating thereto, and may not be modified, discharged, or terminated orally.

               (f) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or any party as agent of any other party.

               (g) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon



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strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

               (h) If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

               (i) Each of the parties hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement or a breach of this Agreement. In any such action or proceeding, each of the parties waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 12(b). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceedings, each of the parties shall appear or answer such summons, complaint, or other process. Should any of the parties so served fail to appear or answer within



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such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered by the other party against such party for the amount as demanded in any summons, complaint, or other process so served.

               (j) None of the parties hereto shall assign this Agreement without the prior written consent of the others; provided, however, that MPCO and Purdue Pharma shall have the right to assign this Agreement to an Affiliate or Affiliates without the prior written consent of ISI.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment the day and year first above written.

                                        INTERFERON SCIENCES, INC.


                                        By______________________________
                                          Title:  Vice President


                                        MUNDIPHARMA PHARMACEUTICAL COMPANY


                                        By______________________________
                                          Title:  General Manager



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                                        PURDUE PHARMA L.P.

                                        By:  Purdue Pharma Inc.,
                                             its general partner


                                        By______________________________
                                          Title:  Vice President


ACCEPTED AND AGREED:

THE PURDUE FREDERICK COMPANY


By______________________________
  Title:  Group Vice President



BANELA CORPORATION


By______________________________
  Title:  Director



RUNHAM CORPORATION


By______________________________
  Title:  Vice President



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